Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-___________) pertaining to Nichols Research Corporation 1988 Employees' Stock Purchase Plan of our report dated October 7, 1998, except for the restatement related to acquired in-process technology referred to in Note 11, as to which the date is January 7, 1999, with respect to the consolidated financial statements of Nichols Research Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1998, filed with the Securities and Exchange Commission.




                                              ERNST & YOUNG LLP


Birmingham, Alabama
September 20, 1999